Exhibit 99.1

Date: October 22, 2010

 Gryphon Gold Announces
Engagement of Public Relations Firm

Gryphon Gold Corporation (“Gryphon Gold”) (GGN:TSX; GYPH:OTC.BB) is pleased to announce it has retained Nevada based Price Target Media, Inc. (“PTM”) to provide public relations services. PTM will assist Gryphon Gold in developing an integrated marketing, public relations and media strategy. As part of its mandate, PTM will coordinate the dissemination of information about Gryphon Gold to various media outlets. The principal aim of Gryphon Gold’s integrated public relations strategy will be to raise awareness of Gryphon Gold and its development plans for the Borealis property.

“I look forward to working with PTM in raising our stakeholders’ awareness of our previously announced plans to bring the Borealis Project to production” stated John Key, Gryphon Gold’s CEO.

The agreement with PTM is for an initial period of six months, which may be renewed. PTM’s compensation is payable in cash and, subject to TSX approval, shares and stock options.

For further information contact:
Gryphon Gold Corporation
Suite 711-675 West Hastings Street
Vancouver, BC
Canada V6B 1N2
Tel: +1 888.261.2229
Fax: +1 604.608.3262
www.gryphongold.com
John L. Key, President and CEO
Tel: +1 775.883.1456
e-mail:jkey@gryphongold.com
Lisanna Lewis, Controller/Investor Relations
Tel: +1 604.261.2229
e-mail:llewis@gryphongold.com

ABOUT GRYPHON GOLD:

Gryphon Gold is a Nevada-focused gold exploration and development company. Its principal gold resource, the 1.4 million ounce (measured and indicated) and 1.1 million ounce (inferred) Borealis deposit, is located in the Walker Lane gold belt of western Nevada. The Borealis gold system is one of the largest known volcanic-hosted high-sulphidation gold bearing mineralized systems in Nevada.

The Borealis Property is described in a technical report dated September 17, 2009 and titled “NI 43-101 Pre-Feasibility Study of the Mineral Resources of the Borealis Gold Project located in Mineral County, Nevada, U.S.A.” This report is prepared in accordance with NI 43-101 filed on www.sedar.com. This technical report describes the exploration history, geology, and gold resources at the Borealis Property. Disclosure in this press release of mineral resources is based on the technical report. Details of the quality or grade of each category of mineral resources and key assumptions, parameters, and methods used to estimate the mineral resources are included in the technical reports. The technical report also includes a description of environmental and permitting matters.

The technical information in this press release was approved by Mr. Steven Craig, VP of Exploration of Gryphon Gold Corporation, and is a Qualified Person as defined by National Instrument 43-101 of the Canadian Securities Administrators.

Cautionary Note to U.S. Investors concerning estimates of Measured, Indicated and Inferred Resources: This press release and the Pre-Feasibility Study referenced in this press release use the terms “Measured Resources”, “Indicated Resources”, “Measured & Indicated Resources” and “Inferred Resources.” We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under the U.S. Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. “Inferred Resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or pre-feasibility study, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.

This press release contains “forward-looking statements” and "forward-looking information" within the meaning of Canadian and United States securities laws, which may include, but is not limited to: 1) resource estimates on the Borealis deposit, exploration plans and other plans, projections, estimates and expectations; 2) statements with respect to services to be provided by PTM and; 3) other statements related to plans, and objectives. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risk that PTM services will not achieve their objective, the risk that reserves and resource estimates may not result in commercially viable gold production, the risk that further exploration, and if warranted, development will not be completed as currently anticipated or at all, that financing for the development of the Borealis Project may not be available on terms satisfactory to Gryphon and the risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors” in Gryphon’s annual report on Form 10-K, as filed with the SEC on June 28, 2010, under the section heading “Risk Factors” and in Gryphon’s most recent financial statements, reports and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com ). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements or forward-looking information, except as may be required by law. Full financial statements and securities filings are available on Gryphon’s website: www.gryphongold.com and www.sec.gov or www.sedar.com.